EXHIBIT 99.1

                     AGREEMENT REGARDING JOINT FILING UNDER
                     UNDER RULE 13D-1(K) OF THE EXCHANGE ACT


In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned agrees to the filing on behalf of each of a Statement on Schedule 13G, and all amendments thereto, with respect to the shares of Common Stock of Norstan, Inc.


Date:  January 14, 2005

                                                     PAUL J. GLAZER

                                                     By:      /s/ Paul J. Glazer
                                                              ------------------
                                                     Name:    Paul J. Glazer


                                                     GLAZER CAPITAL, LLC

                                                     By:      /s/ Paul J. Glazer
                                                              ------------------
                                                     Name:    Paul J. Glazer
                                                     Title:   Managing Member